Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 17, 2022

Media Contact:	Investor Contact:
Mike Houlihan	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-504-9706	Phone: 503-464-7051

Portland General Electric announces 2021 financial results and initiates 2022 earnings guidance
•Full-year 2021 financial results of $2.72 per diluted share
•Initiating 2022 earnings guidance of $2.75 to $2.90 per diluted share and reaffirming 4% to 6% long-term earnings per share growth using 2019 base year
•RFP shortlist targeted in Q2 with final selection by the end of 2022

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $244 million, or $2.72 per diluted share, for the year ended December 31, 2021. This compares with GAAP net income of $155 million, or $1.72 per diluted share, for the year ended December 31, 2020. After adjusting for the impact of the 2020 energy trading losses, non-GAAP net income was $247 million, or $2.75 per diluted share, for the year ended December 31, 2020. GAAP net income was $66 million, or $0.73 per diluted share, for the fourth quarter of 2021. This compares with GAAP net income of $52 million, or $0.57 per diluted share, for the fourth quarter of 2020.

“2021 was a year of strong growth and execution,” said Maria Pope, PGE President and CEO. “Against the backdrop of the ongoing pandemic, the historic ice storm and record heat, we focused on investments to improve reliability and resiliency. Looking ahead to 2022, we are advancing our use of technology and digital capabilities, accelerating our procurement of renewable resources, and deploying infrastructure to advance a smarter grid. We are seizing opportunities arising from the national momentum to address climate change and look forward to working with stakeholders and the communities we serve to create a stronger, sustainable and more resilient future for Oregon.”

2021 Year in Review
PGE is focused on leading Oregon to a clean energy future, helping customers maximize their energy journey with clean and innovative solutions that are also safe, reliable and affordable for all. Key strategic accomplishments in 2021 included:

•Worked with legislators and stakeholders to develop Oregon state law (HB 2021) establishing an electric sector decarbonization framework, including a mandated 80% reduction of baseline greenhouse gas from power served to Oregon retail customers by 2030 and revisions to legacy laws that will allow expanded utility program offerings;
•Issued an RFP to add 375 to 500 MW of renewables and 375 MW of non-emitting capacity by the end of 2024;
•Issued our inaugural Distribution System Plan, which provides a framework for electrifying the economy while achieving our environmental justice goals;
•Opened the new Integrated Operations Center and launched the Advanced Distribution Management System. These investments represent the cornerstone of our strategy to modernize grid operations and establish new physical and cyber security capabilities to monitor and protect assets while also improving incident response times;

•Continued our long-standing commitment to diversity, equity and inclusion and increased the representation of Black, Indigenous and People of Color as well as women in leadership across our company; and
•PGE, employees, retirees and the PGE Foundation donated $4.8 million, including $428 thousand invested through PGE and PGE Foundation grants and partnerships with culturally specific BIPOC organizations and $225 thousand to organizations serving five counties most impacted by the historic February 2021 ice storm.

2021 Earnings Compared to 2020 Earnings
Total revenue increased due to higher energy demand from strong economic growth. Net variable power costs were unfavorable, excluding the impact of the 2020 energy trading losses, due to high regional power prices, particularly in the third quarter. Operating and administrative expenses increased due to higher wildfire, vegetation management and storm expenses, higher employee wage and benefit expenses, and inflation pressures. Depreciation and amortization expense decreased due to plant retirements and the remeasurement of an asset retirement obligation recorded in 2020. Taxes other than income taxes increased due to higher property taxes.

2022 Earnings Guidance
PGE is initiating full-year 2022 earnings guidance of $2.75 to $2.90 per diluted share based on the following assumptions:
•An increase in energy deliveries between 2% and 2.5%, weather adjusted;
•Normal temperatures in its utility service territory;
•Average hydro conditions;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Capital expenditures of $660 million in 2022 and $650 million in 2023 through 2026;
•Average construction work in progress balance of $270 million;
•Operating and maintenance expense between $590 million and $610 million;
•Depreciation and amortization expense between $420 million and $440 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $575 to $625 million; and
•No new common equity to be issued for investment or operations.

Company Updates
General Rate Case
On January 18, 2022, PGE, OPUC staff, and certain customer groups filed a stipulation with the OPUC reflecting an agreement that resolves the annual revenue requirement, average rate base, and corresponding increase authorized in customer prices.
The agreement reflects a final revenue requirement that is based on:
•A capital structure of 50% debt and 50% equity;
•a return on equity of 9.5%;
•a cost of capital of 6.83%;
•an average rate base of $5.6 billion; and
•an annual revenue requirement increase of $74 million, which includes $64 million related to power costs.

On February 7, 2022, PGE, OPUC staff and certain customer groups filed a stipulation with the OPUC reflecting an agreement that resolved multiple pricing issues, including the rate spread model. Other elements of the case remain unsettled and all GRC items are subject to OPUC approval.

Decarbonization Framework and Resource Acquisition
HB 2021 creates a legislative framework to reduce baseline greenhouse gas emissions from power served to Oregon retail customers, based on the annual average of 2010, 2011 and 2012 amounts, by at least 80% by 2030, 90% by 2035, and 100% by 2040. Meeting these goals will require PGE to continue investing in new clean energy technologies that decarbonize our system while keeping the system reliable and affordable.
PGE initiated an RFP in April 2021 for 375 to 500 MW of renewable energy and 375 MW of non-emitting capacity. Initial bids were submitted in January 2022, with a shortlist expected in Q2 2022 and a final decision by the end of 2022.
In addition to generation resource acquisitions, PGE filed its inaugural Distribution System Plan at the Oregon Public Utilities Commission in October 2021, tying together the need for more clean and renewable resources and plans for an upgraded grid to support those resources.
Green Financing Framework
PGE has adopted a Green Financing Framework (“Framework”) under which we may issue bonds (“Green Bonds”) to finance or refinance investments in assets and projects that advance our sustainability goals.
In October 2021, PGE announced the successful placement of its inaugural $150 million green bonds under this framework, part of a $400 million placement. Proceeds of the $150 million in green bonds will be dedicated to refinancing PGE's investment in the Wheatridge Renewable Energy Facility, the first major renewable energy facility in North America to co-locate wind and solar generation with battery storage.
The bond issuance follows the recent renewal and $150 million increase of the company's $650 million revolving credit facility, which now includes a sustainability-linked pricing structure that links the company's borrowing costs to metrics related to its non-emitting generation capacity and the percentage of management comprised of women and employees who identify as black, indigenous, and people of color.
Quarterly dividend
As previously announced, on February 11, 2022, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.43 per share. The quarterly dividend is payable on or before April 18, 2022 to shareholders of record at the close of business on March 25, 2022.

Fourth Quarter and Full Year 2021 Earnings Call and Webcast — Feb. 17, 2022
PGE will host a conference call with financial analysts and investors on Thursday, Feb. 17, 2022, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Thursday, Feb. 17, 2022, through 2 p.m. ET on Thursday, Feb. 24, 2022.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, and Treasurer; and Jardon Jaramillo, Senior Director, Investor Relations, Treasury, and Risk Management will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures
Management believes that excluding the effects of the previously disclosed 2020 energy trading losses provides a meaningful representation of the Company’s comparative earnings per share. The Company has adjusted this amount to maintain comparability between periods. The effect of the energy trading losses was $1.03 per diluted share on a full-year basis. PGE’s reconciliation of non-GAAP earnings for the year ended December 31, 2020 is below.

Non-GAAP Earnings Reconciliation for the year ended December 31, 2020

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2020	$155	$1.72
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(35)	(0.39)
Non-GAAP as reported for the year ended December 31, 2020	$247	$2.75
(1) Tax effect for the full-year was determined based on the Company’s blended federal and state statutory tax rate.

The attached unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For more than 130 years, PGE has powered the advancement of society, delivering safe, affordable, and reliable energy to Oregonians. PGE and its approximately 3,000 employees are working with customers to build a clean energy future. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE is committed to achieving at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. In 2021, PGE became the first U.S. utility to join The Climate Pledge. For the eighth year in a row PGE achieved a perfect score on the 2021 Human Rights Campaign Foundation's Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In 2021, PGE, employees, retirees, and the PGE Foundation donated $4.8 million and volunteered 15,760 hours with more than 300 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs, failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including interest rates, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent due to COVID-19 mandates and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), including potential vaccination mandates, which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

These risks and uncertainties are further discussed in the reports that the Company has filed with the United States
Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2021	2020	2019
Revenues:
Revenues, net	$2,425	$2,151	$2,121
Alternative revenue programs, net of amortization	(29)	(6)	2
Total Revenues	2,396	2,145	2,123
Operating expenses:
Purchased power and fuel	822	708	614
Generation, transmission and distribution	310	293	323
Administrative and other	336	283	290
Depreciation and amortization	404	454	409
Taxes other than income taxes	146	138	134
Total operating expenses	2,018	1,876	1,770
Income from operations	378	269	353
Interest expense, net	137	136	128
Other income:
Allowance for equity funds used during construction	17	16	10
Miscellaneous income (expense), net	9	6	6
Other income, net	26	22	16
Income before income taxes	267	155	241
Income tax expense	23	—	27
Net income	$244	$155	$214

Weighted-average shares outstanding (in thousands):
Basic	89,481	89,485	89,353
Diluted	89,627	89,645	89,559

Earnings per share:
Basic	$2.72	$1.73	$2.39
Diluted	$2.72	$1.72	$2.39

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$52	$257
Accounts receivable, net	329	271
Inventories, at average cost:
Materials and supplies	51	49
Fuel	27	23
Regulatory assets—current	24	23
Other current assets	205	98
Total current assets	688	721
Electric utility plant:
In service	11,838	10,974
Accumulated depreciation and amortization	(4,146)	(3,864)
In service, net	7,692	7,110
Construction work-in-progress	313	429
Electric utility plant, net	8,005	7,539
Regulatory assets—noncurrent	533	569
Nuclear decommissioning trust	47	45
Non-qualified benefit plan trust	45	42
Other noncurrent assets	176	153
Total assets	$9,494	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2021	2020
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244	$153
Liabilities from price risk management activities—current	47	14
Short-term debt	—	150
Current portion of long-term debt	—	160
Current portion of finance lease obligations	20	16
Accrued expenses and other current liabilities	457	322
Total current liabilities	768	815
Long-term debt, net of current portion	3,285	2,886
Regulatory liabilities—noncurrent	1,360	1,369
Deferred income taxes	413	374
Unfunded status of pension and postretirement plans	206	299
Liabilities from price risk management activities—noncurrent	90	136
Asset retirement obligations	238	270
Non-qualified benefit plan liabilities	95	101
Finance lease obligations, net of current portion	273	129
Other noncurrent liabilities	59	77
Total liabilities	6,787	6,456
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,410,612 and 89,537,331 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1,241	1,231
Accumulated other comprehensive loss	(10)	(11)
Retained earnings	1,476	1,393
Total shareholders’ equity	2,707	2,613
Total liabilities and shareholders’ equity	$9,494	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$244	$155	$214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	404	454	409
Deferred income taxes	5	(23)	6
Allowance for equity funds used during construction	(17)	(16)	(10)
Pension and other postretirement benefits	24	22	21
Decoupling mechanism deferrals, net of amortization	29	6	(2)
(Amortization) Deferral of net benefits due to Tax Reform	—	(23)	(23)
Stock-based compensation	14	11	9
Deferral of incremental storm costs	(67)	—	—
Deferral of incremental wildfire costs	(30)	(15)	—
Other non-cash income and expenses, net	(10)	23	34
Changes in working capital:
(Increase) decrease in receivables and unbilled revenues	(64)	(24)	30
Decrease (increase) in margin deposits	(29)	8	—
Increase (decrease) in payables and accrued liabilities	61	26	(16)
Increase in margin deposits from wholesale counterparties	58	—	—
Other working capital items, net	(21)	17	(12)
Contribution to non-qualified employee benefit trust	(11)	(11)	(11)
Contribution to pension and other postretirement plans	(2)	(2)	(65)
Asset retirement obligation settlements	(18)	(18)	(9)
Other, net	(38)	(23)	(29)
Net cash provided by operating activities	532	567	546
Cash flows from investing activities:
Capital expenditures	(636)	(784)	(606)
Purchases of nuclear decommissioning trust securities	(10)	(6)	(8)
Sales of nuclear decommissioning trust securities	12	9	13
Proceeds from sale of properties	4	—	—
Other, net	(26)	(6)	(3)
Net cash used in investing activities	(656)	(787)	(604)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2021	2020	2019
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$400	$549	$470
Payments on long-term debt	(160)	(98)	(350)
Debt extinguishment costs	—	(2)	(9)
Borrowings on short-term debt	200	275	—
Payments on short-term debt	(350)	(125)	—
Dividends paid	(150)	(140)	(134)
Repurchase of common stock	(12)	—	—
Other	(9)	(12)	(8)
Net cash provided by (used in) financing activities	(81)	447	(31)
Increase (decrease) in cash and cash equivalents	(205)	227	(89)
Cash and cash equivalents, beginning of year	257	30	119
Cash and cash equivalents, end of year	$52	$257	$30

Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$120	$113	$116
Income taxes	16	17	33
Non-cash investing and financing activities:
Accrued capital additions	87	72	76
Accrued dividends payable	40	38	36

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2021		2020		2019
Retail revenues (dollars in millions):
Residential	$1,118	54%	$1,030	53%	$981	52%
Commercial	708	34	634	33	654	35
Industrial	279	13	246	13	222	12
Subtotal	2,105	101	1,910	99	1,857	99
Alternative revenue programs, net of amortization	(29)	(1)	(6)	—	2	—
Other accrued (deferred) revenues, net	2	—	28	1	22	1
Total retail revenues	$2,078	100%	$1,932	100%	$1,881	100%
Retail energy deliveries (MWh in thousands):
Residential	7,978	39%	7,756	40%	7,471	38%
Commercial	7,193	35	6,855	35	7,318	38
Industrial	5,361	26	4,932	25	4,671	24
Total retail energy deliveries	20,532	100%	19,543	100%	19,460	100%
Average number of retail customers:
Residential	800,372	88%	791,119	88%	779,673	88%
Commercial	111,569	12	110,851	12	110,084	12
Industrial	268	—	267	—	262	—
Total	912,209	100%	902,237	100%	890,019	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2021	2020	15-Year Average	2021	2020	15-Year Average
1st quarter	1,805	1,761	1,847	—	—	—
2nd quarter	498	554	629	238	99	93
3rd quarter	54	47	74	600	492	455
4th quarter	1,471	1,474	1,570	—	9	2
Total	3,828	3,836	4,120	838	600	550
Increase (decrease) from the 15-year average	(7)%	(7)%		52%	9%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2021		2020
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	9,306	37%	8,029	33%
Coal	2,060	8	3,232	13
Total thermal	11,366	45	11,261	46
Hydro	1,073	4	1,204	5
Wind	2,316	9	2,111	9
Total generation	14,755	58	14,576	60
Purchased power:
Hydro	4,789	19	3,936	16
Wind	989	4	426	2
Solar	501	2	414	2
Natural Gas	63	—	38	—
Waste, Wood and Landfill Gas	167	1	174	1
Source not specified	4,031	16	4,722	19
Total purchased power	10,540	42%	9,710	40%
Total system load	25,295	100%	24,286	100%
Less: wholesale sales	(5,946)		(5,794)
Retail load requirement	19,349		18,492